Exhibit 21.1
Subsidiaries of Revlon Consumer Products Corporation
As of December 31, 2016

Domestic

Almay, Inc.
Art & Science, Ltd.
Bari Cosmetics, Ltd.
Beautyge Brands USA, Inc.
Beautyge U.S.A., Inc.
Charles Revson Inc.
Creative Nail Design, Inc.
Cutex, Inc.
DF Enterprises, Inc.
Elizabeth Arden, Inc.
Elizabeth Arden (Financing), Inc.

Elizabeth Arden International Holding, Inc.
Elizabeth Arden Investments, LLC
Elizabeth Arden NM, LLC
Elizabeth Arden Travel Retail, Inc.
Elizabeth Arden USC, LLC
FD Management, Inc.
North America Revsale Inc.
OPP Products, Inc.
PPI Two Corporation
RDEN Management, Inc.
Realistic Roux Professional Products Inc.

Revlon Development Corp.
Revlon Government Sales, Inc.
Revlon International Corporation
Revlon Professional Holding Company LLC
RIROS Corporation
RIROS Group Inc.
RML, LLC
Roux Laboratories, Inc.
Roux Properties Jacksonville, LLC
SinfulColors Inc.

Foreign

American Crew Dominicana, S.r.l.
Armour Farmaceutica de Colombia, S.A.
Baninvest Beauty Limited
Beautyge Andina S.A
Beautyge Beauty Group, S.L.
Beautyge Brands France Holding SAS
Beautyge Denmark A/S
Beautyge Fragrances Holdings Ltd
Beautyge France SAS
Beautyge Germany GmbH
Beautyge Italy S.p.A.
Beautyge Logistics Services, S.L.
Beautyge Mexico, S.A. de C.V.
Beautyge Netherlands B.V.
Beautyge Participations, S.L.
Beautyge Portugal - Produtos Cosmeticos e Profissionais Lda.
Beautyge Professional Limited
Beautyge RUS Joint Stock
Beautyge, S.L.
Beautyge Sweden AB
Beautyge U.K., Limited
CBBeauty Ltd
Comercializadora Brendola, S.R.L.
Elizabeth Arden (Australia) PTY Limited
Elizabeth Arden Cosmeticos DO Brazil, LTDA
Elizabeth Arden (Canada) Limited
Elizabeth Arden (Shanghai) Cosmetics & Fragrances Trading, Ltd.

Elizabeth Arden (New Zealand) Limited
Elizabeth Arden (Switzerland) Holding S.a.r.l.
Elizabeth Arden (South Africa) (PTY) Ltd.
Elizabeth Arden (Canada) Limited
Elizabeth Arden (Netherlands) Holding B.V.
Elizabeth Arden (Shanghai) Cosmetics & Fragrances Trading Ltd.
Elizabeth Arden (Export), Inc.
Elizabeth Arden UK Ltd
Elizabeth Arden (Italy) S.R.L
Elizabeth Arden (Singapore) Pte. Ltd.
Elizabeth Arden España S.L.
Elizabeth Arden International S.a.r.l.
Elizabeth Arden (Denmark) ApS
Elizabeth Arden (Norway) AS
Elizabeth Arden (Sweden) AB
Elizabeth Arden Trading B.V.
Elizabeth Arden Sea Pte. Ltd.
Elizabeth Arden Middle East FZCO
Elizabeth Arden Cosmeticos do Brazil Ltda
Elizabeth Arden (France) S.A.
Elizabeth Arden GmbH
Elizabeth Arden Korea Yuhan Hoesa
Elizabeth Arden Sea (HK) Ltd.
Européenne de Produits de Beauté, S.A.S.
New Revlon Argentina S.A.
Productos Cosmeticos de Revlon, S.A.
Professional Beauty Services S.A.
Promethean Insurance Limited

Revlon Australia Pty Limited
Revlon Beauty Products, S.L.
Revlon B.V.
Revlon Canada Inc.
Revlon China Holdings Limited
Revlon (Hong Kong) Limited
Revlon (Israel) Limited
Revlon K.K.
Revlon Ltda.
Revlon Manufacturing Ltd.
Revlon Mauritius Ltd.
Revlon New Zealand Limited
Revlon Offshore Limited
Revlon Overseas Corporation, C.A.
Revlon Pension Trustee Company (U.K.) Limited
Revlon (Puerto Rico) Inc.
Revlon, S.A. de C.V.
Revlon (Shanghai) Limited
Revlon South Africa (Proprietary) Limited
Revlon (Suisse) S.A.
Revlon Trading (Shanghai) Co., Ltd.
RML Holdings L.P.
SAS and Company Limited
SAS Licences Limited
Shanghai Revstar Cosmetics Marketing Services Limited
YAE Artistic Packings Industry Ltd.
YAE Press 2000 (1987) Ltd.